EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR’S

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-179809 on Form S-4 of our report dated February 22, 2012 relating to the consolidated financial statements of Fibrek, Inc. appearing in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

(Signed) Samson Bélair/Deloitte & Touche s.e.n.c.r.l.1

Montreal, Canada

April 5, 2012

[1]	Chartered accountant auditor permit No. 13201